N O V E M B E R 2 , 2 0 2 2 Third Quarter 2022 Earnings Presentation

2 D I S C L A I M E R IMPORTANT: You must read the following information before continuing to the rest of the presentation, which is being provided to you for informational purposes only. FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements. These forward-looking statements include projections, estimates and assumptions about various matters such as future financial and operational performance, including yields, cost saving initiatives and revenue enhancements and purchase accounting. In addition, words such as “estimate,” “believe,” “forecast,” “predict,” “project,” “intend,” “should,” variations of such words and similar expressions are intended to identify forward-looking statements. Our ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including, risks relating to the uncertainty of projected financial information and forecasts, the effects of competition on our business; our ability to attract and retain customers; global economic, market, financial, political or health conditions or events; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; our level of indebtedness; our ability to integrate acquired businesses; the impact of regulations on our business; our ability to protect our proprietary technology and analytics; disruption of our information technology systems; improper disclosure of customer personal data as well as other factors discussed in our filings with the Securities and Exchange Commission. The foregoing factors, as well as other existing risk factors and new risk factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements. NON-GAAP FINANCIAL MEASURES In addition to the financial information prepared in conformity with U.S. GAAP, we provide certain “non-GAAP financial measures,” including: Adjusted Net Income (Net Income from continuing operations minus certain non-cash and other adjusting items); Adjusted Earnings Per Share (Adjusted net income divided by diluted weighted average shares outstanding); Adjusted Pre-Tax Income, (Income from continuing operations before income taxes minus certain non-cash and other adjusting items); Adjusted EBITDA (EBITDA plus or minus certain non-cash and other adjusting items); and Gross Combined Loans Receivable (includes loans originated by third-party lenders through CSO programs which are not included in our consolidated financial statements). Such measures are intended as a supplemental measure of our performance that are not required by, or presented in accordance with, GAAP. We present these non-GAAP financial measures because we believe that, when viewed with our GAAP results and the accompanying reconciliation, such measures provide useful information for comparing our performance over various reporting periods as they remove from our operating results the impact of items that we believe do not reflect our core operating performance. These non-GAAP financial measures are not substitutes for any GAAP financial measure and there are limitations to using them. Although the Company believes that these non-GAAP financial measures can make an evaluation of our operating performance more consistent because they remove items that do not reflect our core operations, other companies in the Company’s industry may define their own non-GAAP financial measures differently or use different measures. As a result, it may be difficult to use any non-GAAP financial measure to compare the performance of other companies to our performance. The non-GAAP financial measures presented in these slides should not be considered as measures of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to GAAP results and using these non-GAAP financial measures as supplemental measures. Reconciliation of non-GAAP metrics to the closest comparable GAAP metrics are included on slides 14 to 18. All product names, logos, brands, trademarks and registered trademarks are property of their respective owners.

3 LOAN BALANCES1 ($Millions) $391 $427 $448 $468 $465 $302 $459 $542 $627 $690 $12 $471 $463 $491 $739 3Q21 4Q21 1Q22 2Q22 3Q22 Canada Direct Lending Canada POS Lending U.S. Direct $1,586 $705 $1,357 $1,453 $1,894 Loan Growth Trends Y-o-Y $ Change Y-o-Y % Change Sequential $ Change Sequential % Change Canada Direct Lending $74 19% ($3) (1%) Canada POS Lending $388 128% $63 10% U.S. Direct $727 ** $248 51% Q3 2022 CHANGE IN LOANS1 ($Millions) 2 1 All quarters exclude Company-Owned Loans and Loans Guaranteed by the Company under CSO programs. The CSO program was discontinued with the sale of the Legacy U.S. Direct Lending business in July 2022. Please see slide 18 for reconciliation for prior periods 2 U.S. Direct is comprised of (i) loans acquired through our acquisitions of Heights Finance (12/27/21) and First Heritage (7/13/22), (ii) loans retained after the sale of the Legacy U.S. Direct Lending business, and (iii) loans originated during the quarter. The balances reflect fair value adjustments recorded in the opening acquired balance sheets ** Not meaningful

4 Provision for loan losses by Segment ($Millions) $48 $56 $64 $95 $29 $14 $23 $22 $26 $33 $8 $13 $9 $6 $13 3Q21 4Q21 1Q22 2Q22 3Q22 U.S. Canada Direct Lending Canada POS Lending $8 $19 $5 -$2 $3 $5 $6 $11 $6 $2 $7$7 $15 $12 $24 $13 3Q21 4Q21 1Q22 2Q22 3Q22 U.S. Canada Direct Lending Canada POS Net Impact: Provision for loan losses minus net charge-offs by segment ($Millions) Quarterly Net Charge-Off Rate % by Segment CANADA DIRECT LENDING PAST DUE AR %1 0% 2% 4% 6% 8% 10% 3Q21 4Q21 1Q22 2Q22 3Q22 1-30 DPD 31-60 DPD 61+ DPD 0% 5% 10% 15% 20% 25% 30% 3Q21 4Q21 1Q22 2Q22 3Q22 1-30 DPD 31-60 DPD 61+ DPD U.S. DIRECT LENDING PAST DUE AR %1 2 1 Periods presented prior to 1Q22 exclude Single-Pay 2 Periods presented prior to 2Q22 include performance of the sold Legacy U.S. Direct lending business Credit Trends • Relative sequential loan balances, credit performance and product mix shift affect provision for loan losses comparisons • Delinquencies have returned to pre-COVID levels with recent increases driven by continued loan growth, customer and origination channel mix 21.6% 24.4% 14.7% 11.0% 3.9%3.3% 4.4% 5.5% 5.0% 5.9% 0.7% 0.5% 0.5% 0.6% 0.9% 3Q21 4Q21 1Q22 2Q22 3Q22 U.S. NCO rate Canada Direct Lending NCO rate Canada POS Lending NCO rate

5 Consolidated Financial Performance Recap REVENUE1 2 ($Millions) ADJUSTED EBITDA2 ($Millions) ADJUSTED EARNINGS PER SHARE2 $0 $50 $100 $150 $200 3Q21 4Q21 1Q22 2Q22 3Q22 Revenue Net revenue $38 $17 $54 $32 $38 3Q21 4Q21 1Q22 2Q22 3Q22 $0.15 ($0.29) $0.15 ($0.28) ($0.29) 3Q21 4Q21 1Q22 2Q22 3Q221 Excludes revenue associated with the sold Legacy U.S. Direct lending business 2 Reconciliation of non-GAAP metrics to the closest comparable GAAP metrics included within slides 14 through 18 • Consolidated revenue was $214 million, up 2% from the same quarter last year; excluding the divested Legacy U.S. Direct Lending business, revenue was up 147% year over year • Net revenue was down $3 million, or (2%), year over year and decreased $39 million, or (22%), sequentially; excluding the divested Legacy U.S. Direct Lending business, net revenue was up $70 million, or 130% versus same quarter a year ago and up $36 million, or 40% sequentially • Adjusted net income declined $18 million1, year over year due to the strategic change in product mix shift, additional provision related to loan growth and provision for loan loss dynamics and higher interest expense • Interest expense – up $24 million, or 94%, year over year due to (i) increases in benchmark rates underlying our variable debt, (ii) Senior Notes issued to fund in part our Heights Finance acquisition, and (iii) increased non-recourse ABL borrowing to support organic loan growth and acquired portfolios

6 Financial Performance: Canada Direct Lending Loan Balances ($Millions) $391 $427 … $468 $465 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 3Q21 4Q21 1Q22 2Q22 3Q22 Revenue Net revenue $24 $18 $19 $15 $12 3Q21 4Q21 1Q22 2Q22 3Q22 Revenue ($Millions) Adjusted Pre-tax Income1 ($Millions) 1 Consolidated reconciliation of non-GAAP metrics to the closest comparable GAAP metrics included within slides 14 through 18 $448 • Loans receivable up 19% year over year due to strong customer demand and flat sequentially. On a constant currency basis, loans were up 31% and 6%, respectively • Revenue up 19% year over year and 4% sequentially • Adjusted EBITDA down $6 million year over year and $1 million sequentially primarily due to higher loan loss provision on loan growth and continued credit normalization • Adjusted Pre-tax Income down versus a year ago and sequentially due to higher loan loss provision and interest expense on variable rate debt 3Q 2022 Highlights $27 $21 $24 $22 $21 3Q21 4Q21 1Q22 2Q22 3Q22 Adjusted EBITDA1 ($Millions)

$302 $459 $542 $627 $690 3Q21 4Q21 1Q22 2Q22 3Q22 7 Financial Performance: Canada POS Lending Loan Balances ($Millions) $0 $5 $10 $15 $20 $25 $30 3Q21 4Q21 1Q22 2Q22 3Q22 Revenue Net revenue -$6 -$15 -$6 -$4 -$9 3Q21 4Q21 1Q22 2Q22 3Q22 Revenue ($Millions) Adjusted Pre-tax Income1 ($Millions) 1 Consolidated reconciliation of non-GAAP metrics to the closest comparable GAAP metrics included within slides 14 through 18 • Loans receivable up 129% year over year and 10% sequentially due to continued strong growth with existing and new merchants • Originations for the nine months ended 9/30/22 were C$921 million or an increase of 137% over prior period • Average yield 14% which is expected to further increase as the loan book matures and customers exit promotional financing • Revenue up 160% year over year and 20% sequentially • Adjusted Pre-tax Income down versus a year ago and sequentially, largely driven by the rise in the cost of variable rate debt to support loan growth • NCO rate increased 30bps sequentially to 90bps 3Q 2022 Highlights -$2 -$9 $1 $5 $5 3Q21 4Q21 1Q22 2Q22 3Q22 Adjusted EBITDA1 ($Millions)

Financial Performance: U.S. Direct Lending

CURO

Loan Balances[1] ($Millions)



$12
$471
$463
$491
$739
3Q21
4Q21
1Q22
2Q22
3Q22

Revenue[2] ($Millions)



$100
$80
$60
$40
$20
$0
3Q21
4Q21
1Q22
2Q22
3Q22
Revenue
Net revenue

[1] Loan balances are comprised of (i) loans acquired through our acquisitions of Heights Finance (12/27/21) and First Heritage (7/13/22), (ii) loans retained after the sale of the Legacy U.S. Direct Lending business, and (iii) loans originated during the quarter. The balances reflect fair value adjustments recorded in the opening acquired balance sheets

[2] Excludes revenue associated with the sold Legacy U.S. Direct lending business

3Q 2022 Highlights

- Loans receivables and Revenue increased sequentially primarily due to our acquisition of First Heritage
- Adjusted EBITDA up $8 million sequentially primarily due to lower operating expenses from the sale of our Legacy U.S. Direct Lending business offset by lower net revenue
- Sequentially, NCO rate decreased to 3.9% from 11.0% primarily due to the shift in our product mix from our acquisitions and sale

HEIGHTS FINANCE

1st Heritage CREDIT

Adjusted EBITDA[3] ($Millions)



$12
$4
$30
$5
$13
3Q21
4Q21
1Q22
2Q22
3Q22

Adjusted Pre-tax Income[3] ($Millions)



3Q21
4Q21
1Q22
$0
2Q22
3Q22
-$7
-$17
-$26
-$21

[3] Consolidated reconciliation of non-GAAP metrics to the closest comparable GAAP metrics included within slides 14 through 18

8

9 Diversified Funding Sources $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 HFC SPV FHC SPV CDL SPV FLX SPV FLX 2021-1 US Revolver CN Revolver Commitments ($Millions) 2022 2023 2024 2025 2026 2027 2028 2029 2030 Sr. Notes HFC SPV FHC SPV CDL SPV FLX SPV FLX 2021-1 US Revolver CN Revolver Debt Maturities 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% 7.50% 8.00% 8.50% 9.00% Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 SO FR & CDO R W AC D (a nn ua liz ed ) Historical Weighted-average Cost of Revolving Debt (SPV) WACD SOFR CDOR

10 Appendix

11 Q3 2022 Cash Earnings Illustration $Millions Canada Direct Lending Canada Point of Sale US Direct Lending1 Total Centralized/ Shared Services2 Total CURO Adjusted Pre-tax income $12.2 ($9.4) $8.4 $11.2 ($29.4) ($18.2) Depreciation & amortization $1.1 $2.0 $0.7 $3.8 $2.5 $6.3 Change in allowance for loan losses $5.2 $7.3 $4.9 $17.4 ($4.3) $13.1 Merchant Discount Rate - $4.1 - $4.1 - $4.1 Cash Earnings $18.5 $4.0 $14.0 $36.5 ($31.2) $5.3 1 Includes results of Heights Finance and First Heritage 2 Includes (i) costs of Centralized Functions (i.e., IT, HR, Legal, Finance, etc.), (ii) recourse interest on Senior Notes not allocated to the operating business segments, (iii) results of our discontinued Card products (Opt+, Revolve) and suspended product First Phase, and (iv) results of the sold Legacy U.S. Direct Lending business from July 1 – July 8, 2022

12 Expected Cost Saving Initiatives and Revenue Enhancements $Millions APTI Canada Store Closures and Headcount Reduction $13-14 Canada POS Deferred Spend ~$5 US Store Closures and Headcount Reduction $10-12 FirstPhase Suspension ~$7 US Corporate Office Function Consolidation and Closures ~$5-7 Cost Savings Initiatives $40-45 Risk-Adjusted Revenue Enhancements ~100bps-125bps

13 First Heritage Purchase Accounting1 1 The values assigned to the assets acquired and liabilities assumed are based on preliminary estimates of fair value available as of the date of this presentation and may be adjusted during the measurement period of up to 12 months from the date of acquisition as further information becomes available • Current estimated fair value adjustment, which will represent the credit component of the acquired loans, is approximately $18 million. This fair value adjustment is recorded as a reduction to gross loans • The fair value discount is accreted into revenue over the expected life of the loan portfolio. We expect the amortization period to be 20 months • Trade name and customer relationship intangible assets will be amortized over 10 years and 3.5 years, respectively Select Acquired Assets 7/13/22 Purchase Accounting Adjustment Fair Value Adjusted Assets 7/13/22(in thousands, unaudited) Loans recevable, gross $ 236,094 $ (18,083) $ 218,011 Allowance for loan losses (14,278) 14,278 Loans receivable, net $ 221,816 $ (3,805) $ 218,011 Goodwill - $ 75,365 $ 75,365 Intangible Assets - Trade name - $ 3,790 $ 3,790 Intangible Assets - Customer Relationship - $ 6,880 $ 6,880

14 Historical Consolidated Adjusted EBITDA Reconciliation ($Millions) Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Net income (loss) from continuing operations $(42.0) $(28.9) $1.3 ($26.1) $25.7 Provision (benefit) for income taxes (13.4) (8.0) 1.1 (6.9) 17.3 Interest expense 25.8 28.5 38.3 42.2 50.1 Depreciation and amortization 7.3 7.3 9.8 8.7 9.5 EBITDA $(22.3) $(1.1) $50.6 $17.9 $102.6 Loss (income) from equity method investment3 1.6 (3.0) (1.6) 1.3 2.3 Share-based compensation7 4.0 3.8 4.1 4.4 1.4 Restructuring costs1 5.6 1.3 1.1 1.1 0.7 Legal and other costs2 0.4 1.7 0.1 1.0 0.1 Acquisition-related adjustments5 4.3 4.2 0.2 3.2 (2.9) Change in fair value of contingent consideration6 3.8 2.4 (0.3) 4.0 (11.4) Loss on extinguishment of debt12 40.2 - - - 3.7 Transaction costs4 0.1 7.3 0.2 (0.2) 10.1 Gain on sale of business13 - - - - (68.4) Other Adjustments10 (0.1) (0.1) (0.1) (0.5) - Adjusted EBITDA $37.6 $16.5 $54.3 $32.4 $38.3 Adjusted EBITDA Margin 18.0% 7.4% 18.7% 10.6% 17.9% For a description of each addback, refer to slide 17 Note: Subtotals may not sum due to rounding

Historical Consolidated Adjusted Net Income Reconciliation

($Millions, except per share data)	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Net Income (Loss) from continuing operations	**$(42.0)**	**$(28.9)**	**$1.3**	**($26.1)**	**$25.7**
Loss (income) from equity method investment[3]	1.6	(3.0)	(1.6)	1.3	2.3
Share-based compensation[7]	4.0	3.8	4.1	4.4	1.4
Restructuring costs[1]	5.6	1.3	1.1	1.1	0.7
Legal and other costs[2]	0.4	1.7	0.1	1.0	0.1
Acquisition-related adjustments[5]	4.3	4.2	0.2	3.4	0.7
Change in fair value of contingent consideration[6]	3.8	2.4	(0.3)	4.0	(11.4)
Loss on extinguishment of debt[12]	42.3	-	-	-	3.7
Transaction costs[4]	0.1	8.9	0.2	(0.2)	6.5
Intangible asset amortization[8]	1.8	1.8	3.0	3.5	3.2
Gain on sale of business[13]	-	-	-	-	(68.4)
Cumulative tax effect of adjustments[9]	(15.4)	(4.6)	(1.8)	(3.8)	23.7
Adjusted net income (loss) from continuing operations	**$6.4**	**$(12.3)**	**$6.3**	**($11.3)**	**$(11.9)**
Net income (loss) from continuing operations	**$(40.2)**	**$(28.9)**	**$1.3**	**($26.1)**	**$25.70**
Diluted Weighted Average Shares Outstanding	41.2	40.3	41.3	40.4	40.8
Adjusted Diluted Weighted Average Shares Outstanding[16]	43.3	42.4	41.3	40.4	40.8
Diluted (Loss) Earnings per Share from Continuing Operations	$(1.02)	$(0.72)	$0.03	($0.65)	$0.63
Per share impact of adjustments to net income (loss) from Continuing Operations	$1.17	$0.43	$0.12	$0.37	($0.92)
Adjusted Diluted Earnings per Share from Continuing Operations	**$0.15**	**$(0.29)**	**$0.15**	**($0.28)**	**($0.29)**

Note: Subtotals may not sum due to rounding

For a description of each addback, refer to slide 17

15

16 Historical Consolidated Adjusted Pre-Tax Income Reconciliation ($Millions, except per share data) Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Pre-tax income (loss) from continuing operations $(55.4) $(36.9) $2.4 ($26.1) $43.0 Loss (income) from equity method investment3 1.6 (3.0) (1.6) 1.3 2.3 Share-based compensation7 4.0 3.8 4.1 4.4 1.4 Restructuring costs1 5.6 1.3 1.1 1.1 0.7 Legal and other costs2 0.4 1.7 0.1 1.0 0.1 Acquisition-related adjustments5 4.3 4.2 0.2 3.4 0.7 Change in fair value of contingent consideration6 3.8 2.4 (0.3) 4.0 (11.4) Loss on extinguishment of debt12 42.3 - - - 3.7 Transaction costs4 0.1 8.9 0.2 (0.2) 6.5 Intangible asset amortization8 1.8 1.8 3.0 3.5 3.2 Gain on sale of business13 - - - - (68.4) Adjusted pre-tax income (loss) from continuing operations $8.5 $(15.7) $9.2 ($7.6) ($18.2) For a description of each addback, refer to slide 17 Note: Subtotals may not sum due to rounding

17 # Description 1 Restructuring costs for the three and nine months ended September 30, 2022 and the three and nine months ended September 30, 2021, respectively, resulted from U.S. store closures and related costs and certain severance payments to eliminate duplicate roles 2 Legal and other costs for the three and nine months ended September 30, 2022 and the three and nine months ended September 30, 2021, respectively, primarily related to settlement costs related to certain legal matters 3 The amount reported is our share of Katapult's U.S. GAAP net income or loss, recognized on a one quarter lag 4 Transaction costs for the three and nine months ended September 30, 2022 relate to the sale of the Legacy U.S. Direct Lending business and the acquisition of First Heritage, both of which closed in July 2022 5 During the three months and nine months ended September 30, 2022, acquisition-related adjustments related to the acquired Heights Finance and First Heritage loan portfolios During the three months and nine months ended September 30, 2021, acquisition-related adjustments related to the acquired Flexiti loan portfolio as of March 10, 2021 6 In connection with our acquisition of Flexiti, we recorded a $11.4 million and $7.61 million adjustment related to the fair value of the contingent consideration for the three and nine months ended September 30, 2022, respectively. We recorded a $3.8 million and $3.8 million adjustment related to the fair value of the contingent consideration for the three and nine months ended September 30, 2021, respectively 7 The estimated fair value of share-based awards was recognized as non-cash compensation expense on a straight-line basis over the vesting period 8 Intangible asset amortization in determining Adjusted Net Income for the three and nine months ended September 30, 2022 primarily included amortization of identifiable intangible assets established in connection with the acquisitions of Flexiti, Heights Finance and First Heritage 9 Cumulative tax effect of adjustments included in Reconciliation of Net income to Adjusted Net Income table is calculated using the estimated incremental tax rate by country 10 During the three and nine months ended 2021 and during the nine months ended 2022, other adjustments primarily reflect the intercompany foreign-currency exchange impact 11 Gain on investment in Katapult of $135.4 million recorded during the three and nine months ended September 30, 2021 as a result of its reverse merger with FinServ. 12 On July 30, 2021, we entered into new 7.50% Senior Secured Notes due 2028, which were used on August 12, 2021 to extinguish the 8.25% Senior Secured Notes due 2025. During the three and nine months ended September 30, 2021, $40.2 million from the loss on the extinguishment of debt was due to the early redemption of the 8.25% Senior Secured Notes due 2025. An additional $2.1 million of interest was incurred for the three and nine months ended September 30, 2021, which represents interest on the 8.25% Senior Secured Notes due 2025 for the period between July 30, 2021 and August 12, 2021. This is the period during which the 8.25% Senior Secured Notes and 7.50% Senior Secured Notes were outstanding. During the three and nine months ended September 30, 2022, $3.1 million of the loss on extinguishment of debt was due to the early extinguishment of the U.S. SPV on July 8, 2022 upon the completion of the divestiture of our Legacy U.S.Direct Lending business, and $0.6 million was due to the extinguishment of the Heights Finance SPV on July 15, 2022 13 On July 8, 2022, we completed the divestiture of the Legacy U.S. Direct Lending business to Community Choice Financial, resulting in a gain of $68.4 million recorded to "Gain on sale of business" in the Condensed Consolidated Statement of Operations for the three and nine months ended September 30, 2022. Description of adjustments for Consolidated Adjusted EBITDA, Consolidated Adjusted Net Income, and Consolidated Adjustment Pre-Tax Income Reconciliations

18 Historical Gross Combined Loan Receivables ($Millions) 3Q21 4Q21 1Q22 2Q22 3Q22 Company-owned gross loans receivable $882.4 $1,548.3 $1,628.6 $1,780.8 $1,894.4 Gross loans receivable guaranteed by the Company $43.4 $46.3 $44.4 $51.3 - Gross combined loans receivable $925.8 $1,594.6 $1,673.0 $1,832.2 $1,894.4 Note: Subtotals may not sum due to rounding The above table summarizes Company-owned gross loans receivable, a GAAP balance sheet measure, and reconciles it to gross combined loans receivable, a non-GAAP measure including loans originated by third-party lenders through CSO programs, which are not included in our Condensed Consolidated Financial Statements but from which we earn revenue and for which we provide a guarantee to the lender